EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Pooled® Trust of our report dated December 20, 2019, relating to the financial statements and financial highlights, which appears in Delaware Global Listed Real Assets Fund’s Annual Report on Form N-CSR for the year ended October 31, 2019. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 26, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Pooled® Trust of our report dated December 20, 2019, relating to the financial statements and financial highlights, which appears in Macquarie Core Plus Bond Portfolio, Macquarie Emerging Markets Portfolio, Macquarie Emerging Markets Portfolio II, Macquarie High-Yield Bond Portfolio, Macquarie Labor Select International Equity Portfolio and Macquarie Large-Cap Value Portfolio’s Annual Report on Form N-CSR for the year ended October 31, 2019. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 26, 2020